Exhibit 10.27

NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT (this “Non-Redemption Agreement”) is entered into [•], 2022, by and among Primavera Capital Acquisition Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SPAC”), Fosun Fashion Group (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), Lanvin Group Holdings Limited 复朗集团, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“PubCo”) and the undersigned (“Holder” or “you”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, Holder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and has the sole power to dispose of (or sole power to cause the disposition of) the number of SPAC Class A Ordinary Shares (the “Acquiror Shares”) set forth on Holder’s signature page hereto (such Acquiror Shares, together with any other Acquiror Shares acquired by Holder after the date of this Non-Redemption Agreement, the “Covered Shares”); and

WHEREAS, SPAC, the Company, PubCo and Lanvin Group Heritage I Limited (“Merger Sub 1”) and Lanvin Group Heritage II Limited (“Merger Sub 2”) entered into a Business Combination Agreement, dated as of March 23, 2022, and as amended on October 17, 2022, October 20, 2022 and October 28, 2022 (as may be further amended, restated, modified or varied from time to time in accordance with the terms therein, the “Business Combination Agreement”, and the closing thereunder, the “Business Combination Closing”), pursuant to which: (i) SPAC will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 surviving the Initial Merger as a wholly-owned subsidiary of PubCo, (ii) immediately following the completion of the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a wholly-owned subsidiary of PubCo (the Company hereinafter referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”), and (iii) following the completion of the Initial Merger and the Second Merger, Merger Sub 1 will merge with and into the Surviving Company (the “Third Merger”, and together with the Initial Merger and the Second Merger, the “Mergers”), with the Surviving Company surviving the Third Merger, in each case on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”)

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants (the receipt and sufficiency of such consideration be and is hereby acknowledged), and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. No Redemption; Backstop Subscription.

1.1 No Redemption. Holder hereby unconditionally and irrevocably agrees that Holder shall not, and shall cause its Affiliates not to, elect to redeem or tender or submit for redemption any of its Covered Shares pursuant to or in connection with the SPAC Share Redemption or otherwise in connection with the Transactions (a “Redemption Election”).

1.2 Subscription. Subject to the terms and conditions hereof and notwithstanding Holder voting or consenting (or causing to be voted or consented) all or any portion of its Covered Shares in favor of the adoption of Business Combination Agreement and approval of the Transactions, in the event a Redemption Election is made by Holder with respect to any of its Covered Shares (such shares, “Redeemed Shares”) and/or if Holder breaches its obligations under Section 4.1 (the shares with respect to which such obligations were breached, “Transferred Shares”), at the Closing (as hereinafter defined), Holder hereby unconditionally and irrevocably agrees to subscribe for and purchase, and PubCo hereby agrees to issue and sell to Holder, upon the payment of the Purchase Price, that number of PubCo Ordinary Shares equal to the aggregate number of Redeemed Shares and Transferred Shares (such shares, the “Backstop Shares” and such subscription and issuance, the “Backstop Subscription”). For purposes of this Agreement, “Purchase Price” means (i) the aggregate number of Redeemed Shares and Transferred Shares, multiplied by (ii) a per share purchase price equal to the amount to be received for each Covered Share in connection with a Redemption Election.

2. Representations, Warranties and Agreements.

2.1 Holder’s Representations, Warranties and Agreements. Holder hereby represents and warrants to SPAC, the Company and PubCo and acknowledges and agrees with SPAC, the Company and PubCo as follows:

2.1.1 If Holder is not an individual, Holder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Non-Redemption Agreement. If Holder is an individual, Holder has the authority to enter into, deliver and perform its obligations under this Non-Redemption Agreement.

2.1.2 If Holder is not an individual, this Non-Redemption Agreement has been duly authorized, validly executed and delivered by Holder. If Holder is an individual, the signature on this Non-Redemption Agreement is genuine, and Holder has legal competence and capacity to execute the same. This Non-Redemption Agreement is enforceable against Holder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Holder of this Non-Redemption Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Holder or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Holder or any of its subsidiaries is a party or by which Holder or any of its subsidiaries is bound or to which any of the property or assets of Holder or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Holder to enter into and timely perform its obligations under this Non-Redemption Agreement (a “Holder Material Adverse Effect”), (ii) if Holder is not an individual, result in any violation of the provisions of the organizational documents of Holder or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Holder or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Holder Material Adverse Effect.

2.1.4 Holder’s signature page hereto sets forth the number of Covered Shares over which Holder has beneficial ownership as of the date hereof. As of the date hereof, Holder is the lawful owner of the Covered Shares denoted as being owned by Holder on the signature page hereto and has the sole power to vote (or sole power to direct the voting of) such Covered Shares. Holder has good and valid title to the Covered Shares denoted as being owned by Holder on the signature page hereto, free and clear of any and all Liens other than those created or permitted by this Non-Redemption Agreement and those imposed by applicable law, including federal and state securities laws. Except for the Covered Shares denoted on the signature page hereto, as of the date of this Non-Redemption Agreement, Holder is not a beneficial owner or record holder of any (i) equity securities of SPAC, (ii) securities of SPAC having the right to vote on any matters on which the holders of equity securities of SPAC may vote or which are convertible into or exchangeable for, at any time, equity securities of SPAC, or (iii) options or other rights to acquire from SPAC any equity securities or securities convertible into or exchangeable for equity securities of SPAC except as contemplated by the Transaction Documents.

2.1.5 Holder (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Backstop Shares only for its own account and not for the account of others, or if Holder is subscribing for the Backstop Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Holder has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Backstop Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Holder is not an entity formed for the specific purpose of acquiring the Backstop Shares.

2.1.6 Holder understands that the Backstop Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Backstop Shares have not been registered under the Securities Act. Holder understands that the Backstop Shares may not be resold, transferred, pledged or otherwise disposed of by Holder absent an effective registration statement under the Securities Act, except (i) to PubCo, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Backstop Shares shall contain a legend to such effect. Holder acknowledges that the Backstop Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Holder understands and agrees that the Backstop Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Holder may not be able to readily resell the Backstop Shares and may be required to bear the financial risk of an investment in the Backstop Shares for an indefinite period of time. Holder understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Backstop Shares.

2.1.7 Except as contemplated by the other Transaction Documents, Holder (i) has not entered into any voting agreement or voting trust with respect to Holder’s Covered Shares inconsistent with Holder’s obligations pursuant to this Non-Redemption Agreement, (ii) has not granted a proxy, a consent or power of attorney with respect to Holder’s Covered Shares and (iii) has not entered into any agreement or taken any action that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its obligations under this Non-Redemption Agreement.

2.1.8 There is no Action pending against Holder or, to the knowledge of Holder, threatened against Holder that challenges the beneficial or record ownership of Holder’s Covered Shares, the validity of this Non-Redemption Agreement or the performance by Holder of its obligations under this Non-Redemption Agreement.

2.1.9 Holder understands and agrees that Holder is purchasing the Backstop Shares directly from PubCo. Holder further acknowledges that there have been no representations, warranties, covenants and agreements made to Holder by PubCo, SPAC, the Company or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Non-Redemption Agreement.

2.1.10 Holder represents and warrants that its acquisition and holding of the Backstop Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

2.1.11 In making its decision to purchase the Backstop Shares, Holder represents that it has relied solely upon independent investigation made by Holder. Without limiting the generality of the foregoing, Holder has not relied on any statements or other information provided by anyone other than PubCo concerning PubCo or the Backstop Shares or the offer and sale of the Backstop Shares. Holder acknowledges and agrees that Holder has received such information as Holder deems necessary in order to make an investment decision with respect to the Backstop Shares, including with respect to PubCo, SPAC and the Company and the Transactions. Holder represents and agrees that Holder and Holder’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Holder and such Holder’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Backstop Shares.

2.1.12 Holder became aware of this offering of the Backstop Shares solely by means of direct contact between Holder and PubCo or its representative, has a pre-existing substantive relationship (as interpreted in guidance from the Commission under the Securities Act) with PubCo or its representative, and the Backstop Shares were offered to Holder solely by direct contact between Holder and PubCo or its representative. Holder did not become aware of this offering of the Backstop Shares, nor were the Backstop Shares offered to Holder, by any other means. Holder acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.13 Holder acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Backstop Shares. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Backstop Shares, and Holder has sought such accounting, legal and tax advice as Holder has considered necessary to make an informed investment decision.

2.1.14 Alone, or together with any professional advisor(s), Holder represents and acknowledges that Holder has adequately analyzed and fully considered the risks of an investment in the Backstop Shares and determined that the Backstop Shares are a suitable investment for Holder and that Holder is able at this time and in the foreseeable future to bear the economic risk of a total loss of Holder’s investment in PubCo. Holder acknowledges specifically that a possibility of total loss exists.

2.1.15 Holder understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Shares or made any findings or determination as to the fairness of an investment in the Backstop Shares.

2.1.16 Holder represents and warrants that Holder is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Holder agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Holder is permitted to do so under applicable law. Holder represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Holder maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Holder also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Holder further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Holder and used to purchase the Backstop Shares were legally derived.

2.1.17 If Holder is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Holder represents and warrants that neither PubCo, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Backstop Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Backstop Shares.

2.1.18 Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Holder with the Commission with respect to the beneficial ownership of SPAC Ordinary Shares, Holder is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.19 Holder has, and on each date the Purchase Price would be required to be funded to PubCo pursuant to Section 3.1 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1.

2.2 SPAC’s Representations, Warranties and Agreements. SPAC hereby represents and warrants to Holder and acknowledges and agrees with Holder as follows:

2.2.1 SPAC is an exempted company duly incorporated and is validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and to enter into, deliver and perform its obligations under this Non-Redemption Agreement.

2.2.2 This Non-Redemption Agreement has been duly authorized, executed and delivered by SPAC and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.3 The execution, delivery and performance of this Non-Redemption Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, which would reasonably be expected to have a material adverse effect on the legal authority of SPAC to enter into and perform its obligations under this Non-Redemption Agreement (a “SPAC Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of SPAC or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties that would reasonably be expected to have an SPAC Material Adverse Effect.

2.2.4 SPAC has made available to Holder (including via the Securities and Exchange Commission’s (the “Commission”) EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by SPAC with the Commission prior to the date of this Non-Redemption Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Non-Redemption Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that SPAC makes no such representation or warranty with respect to the Proxy Statement to be filed by SPAC with respect to the Transactions or any other information relating to the Company or any of its affiliates included in any SEC Document or filed as an exhibit thereto. SPAC has timely filed each report, statement, schedule, prospectus, and registration statement that SPAC was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.3 PubCo’s Representations, Warranties and Agreements. PubCo hereby represents and warrants to Holder and acknowledges and agrees with Holder as follows:

2.3.1 PubCo is an exempted company duly incorporated and is validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and to enter into, deliver and perform its obligations under this Non-Redemption Agreement.

2.3.2 The Backstop Shares have been duly authorized and, when issued and delivered to Holder against full payment for the Backstop Shares in accordance with the terms of this Non-Redemption Agreement and registered with PubCo’s transfer agent, the Backstop Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under PubCo’s organizational documents or under the laws of the Cayman Islands.

2.3.3 This Non-Redemption Agreement has been duly authorized, executed and delivered by PubCo and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.3.4 The execution, delivery and performance of this Non-Redemption Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of PubCo pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which PubCo is a party or by which PubCo is bound or to which any of the property or assets of PubCo is subject, which would reasonably be expected to have a material adverse effect on the legal authority of PubCo to enter into and perform its obligations under this Non-Redemption Agreement (a “PubCo Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of PubCo or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PubCo or any of its properties that would reasonably be expected to have an PubCo Material Adverse Effect.

2.3.5 Assuming the accuracy of Holder’s representations and warranties set forth in Section 2.1 of this Non-Redemption Agreement, no registration under the Securities Act is required for the offer and sale of the Backstop Shares by PubCo to Holder.

3. Backstop Settlement Date and Delivery.

3.1 Closing. In the event of a Backstop Subscription, the closing of the Backstop Subscription contemplated hereby (the “Closing”) shall occur on the date of, and immediately after the completion of the Initial Merger and the Second Merger and before the Third Merger. Upon written notice from (or on behalf of) PubCo to Holder (the “Closing Notice”) at least two (2) Business Days prior to the date that PubCo reasonably expects all conditions to the closing of the Transactions to be satisfied (the “Expected Closing Date”), Holder shall deliver to PubCo within one (1) Business Day after receiving the Closing Notice, the Purchase Price for the Backstop Shares by wire transfer of United States dollars in immediately available funds to the account specified by PubCo in the Closing Notice, such funds to be held by PubCo in escrow until the Closing. On the Closing Date, PubCo shall deliver to Holder the Backstop Shares in book entry form in the name of Holder (or its nominee in accordance with its delivery instructions) or to a custodian designated by Holder, as applicable.

4. Additional Covenants.

4.1 Holder agrees that, during the period from the date hereof through the date on which this Non-Redemption Agreement terminates in accordance with Section 5 (such period, the “Restricted Period”), except as contemplated by Business Combination Agreement and the Transactions, it shall not, and shall cause its Affiliates not to, without the prior written consent of SPAC and the Company (which consent may be given or withheld by SPAC and Company in their sole discretion): (i) offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Covered Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Covered Shares held by Holder (except in connection with voting by proxy at a meeting of SPAC Shareholders); or (iii) permit to exist any Lien with respect to any or all of the Covered Shares other than those created by this Non-Redemption Agreement; provided, that any Lien with respect to Covered Shares that would not prevent, impair or delay Holder’s ability to comply with the terms and conditions of this Non-Redemption Agreement shall be permitted and will not be deemed to violate the restrictions contained above. Notwithstanding the foregoing, this Section 4.1 shall also not prohibit a Transfer of Covered Shares by Holder to an Affiliate of Holder; provided, that such Transfer shall be permitted only if, prior to or in connection with such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to SPAC and the Company, to assume all of the obligations of Holder hereunder and to be bound by the terms of this Non-Redemption Agreement. Any transfer in violation of this Section 4.1 shall be null and void ab initio.

4.2 In the event of a share dividend or distribution, or any change in the Covered Shares by reason of any share dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in such transaction. Holder agrees, while this Non-Redemption Agreement is in effect, to notify the other parties hereto promptly in writing (including by e-mail) of the number of any additional Covered Shares acquired by Holder, if any, after the date hereof.

4.3 Holder agrees, while this Non-Redemption Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Non-Redemption Agreement inaccurate in any material respect or have the effect of preventing or disabling Holder from performing its obligations under this Non-Redemption Agreement.

4.4 Holder agrees with, and covenants to, the other parties hereto that Holder shall not request that SPAC register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Covered Shares during the term of this Non-Redemption Agreement without the prior written consent of the Company and SPAC, each in its sole discretion, other than pursuant to a transfer permitted by Section 4.1.

4.5 Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which it is not permitted to accomplish directly under this Non-Redemption Agreement pursuant to provisions of this Non-Redemption Agreement that have not been terminated pursuant to Section 5.

5. Termination. This Non-Redemption Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) the Business Combination Closing; provided that Holder has complied with its obligations pursuant to Section 1, (ii) the termination of the Business Combination Agreement in accordance with its terms without the Business Combination Closing having occurred and (iii) upon the mutual written agreement of each of the parties hereto to terminate this Non-Redemption Agreement; provided, that nothing herein will relieve any party from liability for any breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach, and the provisions of Section 6 shall survive any termination of this Non-Redemption Agreement. SPAC shall promptly notify Holder of the termination of Business Combination Agreement promptly after the termination of such agreement.

6. Miscellaneous.

6.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Backstop Subscription as contemplated by this Non-Redemption Agreement.

6.1.1 Each of the parties hereto acknowledges that PubCo, SPAC, the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Non-Redemption Agreement. Prior to the Closing, each of the parties hereto agrees to promptly notify the other parties hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party set forth herein are no longer accurate in all material respects.

6.1.2 Each of PubCo, SPAC, the Company and Holder is entitled to rely upon this Non-Redemption Agreement and is irrevocably authorized to produce this Non-Redemption Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3 SPAC may request from Holder such additional information as SPAC may deem necessary to evaluate the eligibility of Holder to acquire the Backstop Shares, and Holder shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, except as required by applicable law, rule or regulation, SPAC agrees to keep any such information provided by Holder confidential.

6.1.4 Each of the parties hereto shall pay all of their respective expenses in connection with this Non-Redemption Agreement and the transactions contemplated herein.

6.1.5 Each of Holder and SPAC shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Non-Redemption Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

6.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Holder, to such address set forth on the signature page hereto;

(ii) if to SPAC, to:

Primavera Capital Acquisition Corporation

41/F Gloucester Tower

15 Queen’s Road Central

Hong Kong

Attention: Max Chen, Chief Executive Officer

Email: max.chen@primavera-capital.com

with a required copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

3901 China World Tower A

1 Jianguomenwai Avenue

Beijing 100004, China

Attention: Yang Wang

Email: yang.wang@stblaw.com

with a second required copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Mark Brod / Daniel Webb

Email: mbrod@stblaw.com / dwebb@stblaw.com

(iii) if to the Company or PubCo, to:

LANVIN GROUP HOLDINGS LIMITED 复朗集团

3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East No.2,

Shanghai, 200010, China

Attention: Yun CHENG / Gong CHENG

Email: joann.cheng@lanvin-group.com / roy.cheng@lanvin-group.com with a required copy (which copy shall not constitute notice) to:

DLA Piper Singapore Pte. Ltd.

80 Raffles Place,

#48-01 UOB Plaza 1,

Singapore 048624

Attention: Joseph E. Bauerschmidt

Email: Joe.Bauerschmidt@dlapiper.com

with a second required copy (which copy shall not constitute notice) to:

DLA Piper Hong Kong

25th Floor,

Three Exchange Square,

8 Connaught Place, Central,

Hong Kong

Attention: Christina Loh

Email: Christina.Loh@dlapiper.com

6.3 Entire Agreement. This Non-Redemption Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4 Modifications and Amendments. This Non-Redemption Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of SPAC and the Company; provided that any rights (but not obligations) of a party under this Non-Redemption Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

6.5 Assignment. Neither this Non-Redemption Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Holder’s rights and obligations to purchase the Backstop Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Backstop Shares acquired hereunder, if any, and then only in accordance with this Non-Redemption Agreement).

6.6 Benefit.

6.6.1 Except as otherwise provided herein, this Non-Redemption Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Non-Redemption Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

6.6.2 Each of SPAC, PubCo and Holder acknowledges and agrees that each representation, warranty, covenant and agreement of SPAC, PubCo and Holder hereunder is being made also for the benefit of the Company, and (iii) the Company may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of each of SPAC, PubCo and Holder under this Non-Redemption Agreement.

6.7 Governing Law. This Non-Redemption Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Non-Redemption Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Non-Redemption Agreement, shall be governed by and construed in accordance with the Laws of Hong Kong, without giving effect to the principles of conflicts of law thereof.

6.8 Arbitration. All disputes arising out of or in connection with this Non-Redemption Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties hereto irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

6.9 Severability. If any provision of this Non-Redemption Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Non-Redemption Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Non-Redemption Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Non-Redemption Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Non-Redemption Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Remedies.

6.11.1 The parties agree that irreparable damage would occur if this Non-Redemption Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Non-Redemption Agreement and to enforce specifically the terms and provisions of this Non-Redemption Agreement in an appropriate court of competent jurisdiction, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties to cause the other parties to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Non-Redemption Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11.1 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any Action for which SPAC or PubCo is being granted an award of money damages, Holder agrees that such damages shall include, without limitation, damages in an amount equal to the cash consideration that is or was to be paid to PubCo under this Non-Redemption Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Business Combination Agreement and this Non-Redemption Agreement.

6.11.2 The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Non-Redemption Agreement.

6.11.3 In any dispute arising out of or related to this Non-Redemption Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Non-Redemption Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Non-Redemption Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

6.12 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Non-Redemption Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

6.13 No Broker or Finder. Each of SPAC, PubCo and Holder each represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Non-Redemption Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto. Each of SPAC, PubCo and Holder agrees to indemnify and save the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14 Headings and Captions. The headings and captions of the various subdivisions of this Non-Redemption Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15 Counterparts. This Non-Redemption Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.16 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Non-Redemption Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Non-Redemption Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant. All references in this Non-Redemption Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.17 Mutual Drafting. This Non-Redemption Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

6.18 Consent to Disclosure. Holder hereby consents to the publication and disclosure in any (i) Form 8-K filed by SPAC with the SEC in connection with the execution and delivery of Business Combination Agreement and the Proxy Statement or (ii) other documents or communications provided by SPAC, PubCo or the Company to any Governmental Authority or to securityholders of SPAC, in each case, to the extent required by the federal securities laws or the SEC or any other securities authorities, of Holder’s name or identity and of Holder’s beneficial ownership of Covered Shares and the nature of Holder’s commitments, arrangements and understandings under and relating to this Non-Redemption Agreement and, if deemed appropriate by SPAC, PubCo or the Company, a copy of this Non-Redemption Agreement. Without Holder’s prior written consent, SPAC, PubCo or the Company shall not use Holder’s name in any press release issued in connection with the Transactions. Holder will promptly provide any information reasonably requested by SPAC, PubCo or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6.19 Trust Account Waiver. In addition to the waiver of PubCo and the Company pursuant to Section 11.1 of Business Combination Agreement, and notwithstanding anything to the contrary set forth herein, each of PubCo, the Company and Holder acknowledges that, (i) as described in the final prospectus of SPAC, dated January 21, 2021 (File No. 333-251917), available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a trust account for the benefit of SPAC, certain of its public shareholders and the underwriters of SPAC’s initial public offering (the “Trust Account”), and (ii) it has been advised by SPAC that funds in the Trust Account may be disbursed only in accordance with the Trust Agreement and the SPAC Articles. Each of PubCo, the Company and Holder hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Non-Redemption Agreement and any negotiations, contracts or agreements with SPAC; provided, that (x) nothing herein shall serve to limit or prohibit its right to pursue a claim against SPAC for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated hereunder so long as such claim would not affect SPAC’s ability to fulfill its obligation to effectuate the SPAC Share Redemption, or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that it may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

6.20 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in Business Combination Agreement or any other Transaction Document, this Non-Redemption Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Non-Redemption Agreement, or the negotiation, execution or performance of this Non-Redemption Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Non-Redemption Agreement in their capacities as such and no former, current or future shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Non-Redemption Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Non-Redemption Agreement against, make any claims for breach of this Non-Redemption Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

6.21 Non-Reliance. Holder acknowledges and represents that Holder has relied solely upon the representations and warranties of SPAC and PubCo expressly set forth in this Non-Redemption Agreement in making its decision to enter into, deliver and perform its obligations under this Non-Redemption Agreement. Holder further acknowledges and represents that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, SPAC, any of their respective affiliates or any of its or their respective control persons, officers, directors or employees), other than the representations and warranties of PubCo expressly set forth in this Non-Redemption Agreement, in making its investment or decision to invest in PubCo. Holder agrees that neither (i) any other holder pursuant to this Non-Redemption Agreement or any other agreement related to the private placement of PubCo Ordinary Shares (including the controlling persons, officers, directors, partners, agents or employees of any such holder) nor (ii) the Company, PubCo, their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, partners, agents or employees, shall be liable to any other holder pursuant to this Non-Redemption Agreement or any other agreement related to the private placement of PubCo Ordinary Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Backstop Shares hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Non-Redemption Agreement to be effective as of the date first set forth above.

[HOLDER]

By:
Name:
Title:

Address for Notices:
Address:
Email:
Fax:
Telephone Number: Holder’s EIN: Name in which securities are to be registered (if different from the name of Holder listed above):

Covered Shares:

[Heritage – Signature Page to Non-Redemption Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Non-Redemption Agreement to be effective as of the date first set forth above.

LANVIN GROUP HOLDINGS LIMITED
复朗集团

By:
Name:
Title:

[Heritage – Signature Page to Non-Redemption Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Non-Redemption Agreement to be effective as of the date first set forth above.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

By:
Name:
Title:

[Heritage – Signature Page to Non-Redemption Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Non-Redemption Agreement to be effective as of the date first set forth above.

FOSUN FASHION GROUP (CAYMAN) LIMITED

By:
Name:
Title:

[Heritage – Signature Page to Non-Redemption Agreement]

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF HOLDER

This Schedule I should be completed and signed by Holder

and constitutes a part of the Non-Redemption Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Holder is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Holder is a “institutional investor” (as defined in FINRA Rule 2111).

C.	ACCREDITED INVESTOR STATUS (Please check the box)

☐

Holder is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

D.	NON-U.S. PERSON STATUS (Please check the box)

☐	Holder is a non-U.S. person located outside of the United States.

E.	AFFILIATE STATUS

(Please check the applicable box)

HOLDER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Holder has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Holder and under which Holder accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

F.	FINRA INSTITUTIONAL ACCOUNT STATUS

(Please check the applicable subparagraphs):

☐	Holder is an “institutional account” under FINRA Rule 4512(c).

Holder:
Print Name:
By:
Name:
Title: